UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under § 240.14a-12

STURM, RUGER & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

BERETTA HOLDING S.A. MICHAEL CHRISTODOLOU WILLIAM F. DETWILER MARK W. DEYOUNG FREDRICK DISANTO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Beretta Holding S.A. (“Beretta Holding”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

Item 1: On March 25, 2026, Beretta Holding sent the following letter to the Company’s board of directors:

25th March 2026

Board of Directors
Sturm, Ruger & Company, Inc.
1 Lacey Place

Southport, CT 06890

Attention: Board of Directors (“Board”)

Dear Board Members,

Beretta Holding S.A. (“Beretta Holding”) has long respected Sturm, Ruger & Company (“Ruger” or the “Company”) as one of the most important and enduring manufacturers in the American firearms industry. As we have repeatedly stated, our decision to acquire a meaningful ownership position in Ruger reflects that respect, our belief in the Company’s long-term prospects, its heritage, and the strength of its brand, as well as our desire to be strongly aligned with all stakeholders in helping the Company realize its full potential.

From the outset, Beretta Holding’s primary objective has been simple: to act as a constructive strategic partner and help reverse the decline in Ruger’s operational and share price performance. Our global distribution capabilities, operational expertise, and deep understanding of the firearms market create opportunities to enhance Ruger’s strategic positioning and long-term growth potential.

We do not consider Beretta Holding to be a direct competitor of Ruger within the U.S. market. The majority of our sales in the U.S. are focused on shotguns and related products, as well as ammunition and optics. While we also offer rifles and pistols, these categories represent a relatively minor portion of our U.S. business. Furthermore, within the rifle and pistol segments, our Group’s products are positioned differently from those offered by Ruger, and as such, we are not direct competitors in these areas.

Beretta Holding’s presence in the U.S. began over 50 years ago. Our commitment to the U.S. has only grown; we now have nine entities employing close to 700 people. Our substantial investment in the U.S. should make it self-evident that we are not a typical foreign investor as you are trying to describe us.

Since you have taken the opportunity to misrepresent our intentions for our strategic investment and distort our recent engagement, let us be clear – we are not seeking control of Ruger. Our strong desire and hope was, and remains, to enter into a strategic collaboration with the Company. When our confidential discussions reached an impasse around certain board-related matters – Board size, Board compensation, at a total cost of fairly over $2 million per year, we nominated a minority slate of director candidates to preserve our rights given the Company’s annual nomination deadline, a factor which is out of our control.

We are deeply disappointed by the disingenuous manner in which the Board and management have conducted themselves throughout the course of our engagement. You continue to falsely label Beretta Holding as a “direct competitor” seeking to conduct a “creeping takeover” in your private and public communications, despite our repeated assurances that we harbor no such intentions. Your strategy for engaging with us is transparent: continuously portray Beretta Holding as a threat in order to justify the defensive measures you have adopted to protect a value-destructive status quo and entrench the longest-standing incumbent directors. It is not Beretta Holding that poses a threat to Ruger shareholders — it is the Board’s own refusal to engage constructively with a willing, proven and highly credible strategic partner. We are here to help.

Our patience has run out. Since you have suspended further negotiations as of the Chairman’s March 16th letter, the only choice we have for seeking to increase our position and more strongly aligning our interests is to make a tender offer directly to Ruger shareholders. To that end, we are prepared to commence a tender offer for up to 20.05% of the outstanding shares that we do not already own at a purchase price of $44.80 per share, representing a significant premium of approximately 20% to the 60-day average price (VWAP). We expect that our tender offer would be subject to certain regulatory conditions, and we are confident in our ability to satisfy any such conditions.

The “poison pill” rights plan (the “Poison Pill”) the Board adopted on October 14, 2025 unduly obstructs Beretta Holding’s ability to consummate this all-cash premium partial tender offer. It is incumbent upon the Board, in accordance with its fiduciary duties to shareholders, to grant Beretta Holding an exemption to allow us to acquire beneficial ownership of up to 30% of the outstanding shares of the Company by way of this tender offer. Beretta Holding’s ownership at this level would not amount to de facto control; would not constitute a “creeping takeover”; and would not give Beretta Holding veto power.

The Company itself, has publicly stated that the Poison Pill is a “temporary measure” designed “to ensure that the Board remains in the best position to perform its fiduciary duties” and “to allow all stockholders to realize the long-term value of their investment by reducing the likelihood that Beretta Holding would gain control through open market accumulation or other coercive tactics without appropriately compensating the Company’s stockholders.”

Our all-cash premium tender offer to shareholders would clearly not pose any of these purported threats. To the contrary, it solves for all of these concerns, while providing shareholders with an opportunity for liquidity at a premium. We believe your fiduciary duties compel you to grant us this exemption under the Poison Pill without delay. Beretta Holding will not proceed with the tender offer unless and until the Board grants this exemption and not doing so would make it clear that you are putting your own interests and self-preservation ahead of the best interests of your shareholders.

To reiterate, Beretta Holding is not seeking any type of control over Ruger. Our singular goal right now is to become a more significant shareholder and strategic partner with the proper incentive to help unlock additional value for the benefit of all shareholders.

We expect the Board to promptly act in accordance with its fiduciary duties and grant us this request without undue delay.

We look forward to your approval by no later than the close of business on 31st March 2026. We are prepared to come to New York, as previously discussed, to meet with you and your financial advisor to finalize the details.

Respectfully,

/s/ Robert Eckert

Beretta Holding S.A.

Robert Eckert

General Manager

* * * * *

BERETTA HOLDING S.A.

Registered Office 9, Rue Sainte Zithe, L-2763 Luxembourg

R.C.S. Luxembourg B 224055

Item 2: Also on March 25, 2026, Beretta Holding issued the following press release:

Beretta Holding Sends Letter to the Ruger Board of Directors Regarding All-Cash, Premium Partial Tender Offer

Proposes All-Cash Partial Tender Offer for Up to 20.05% of the Company’s Outstanding Shares, Providing Ruger Shareholders an Opportunity for Liquidity at a Significant Premium of Approximately 20% to the 60 Day Average Price

Requests Exemption from Shareholder Rights Plan to Acquire Beneficial Ownership of Up to 30% of the Outstanding Shares of the Company

Believes Increased Ownership Would Establish Strategic Partnership to Improve Ruger’s Operational and Financial Performance

Underscores 30% Beneficial Ownership Does NOT Amount to De Facto Control

LUXEMBOURG--(BUSINESS WIRE)--Beretta Holding S.A. (“Beretta Holding”), a family-owned group leading the global premium light firearms, optics and ammunition industry and the largest shareholder of Sturm, Ruger & Company, Inc. (“Ruger” or the “Company”), with 9.95% ownership of the Company’s outstanding common stock, today sent a letter to the Ruger Board of Directors (the “Board”) regarding a potential partial tender offer for up to 20.05% of the outstanding shares of the Company it does not already own at a purchase price of $44.80 per share in cash, representing a significant premium of approximately 20% to the 60-day average price (VWAP).

From the outset, Beretta Holding has been clear about the desire to make a more meaningful investment in the Company, further enhancing alignment with all shareholders; however, the Ruger Board responded by immediately and defensively standing in the way. Beretta Holding has asked the Board, in accordance with its fiduciary duties, to grant an exemption to the Company’s “poison pill” rights plan adopted on October 14, 2025, to allow Beretta Holding to acquire beneficial ownership of up to 30% of the outstanding shares of the Company by way of a premium tender offer – providing shareholders with the opportunity to decide for themselves. Beretta Holding firmly believes that shareholders deserve to determine whether they want to partner with a highly aligned, long-term strategic investor with deep industry expertise, or maintain the status quo under a Board whose members collectively own less than 1% of the Company’s outstanding shares and whose tenure has coincided with significant value deterioration.

Beretta Holding has constantly sought to engage in constructive, good faith discussions with the Ruger Board and remains open to continued dialogue in the best interests of both companies and their stakeholders.

Contrary to certain portrayals, Beretta Holding cannot be considered as a direct competitor of Ruger within the U.S. market. The majority of its sales in the U.S. are focused on shotguns and related products, as well as ammunition and optics. While the group and its subsidiaries also offer rifles and pistols, these categories represent a relatively minor portion of its U.S. business. Furthermore, within the rifle and pistol segments, the Group’s products are positioned differently from those offered by Ruger, and as such, they are not direct competitors in these areas.

Beretta Holding has been active in the United States for more than 50 years, with a presence built through continuous investment. Today, the Group operates nine entities employing close to 700 people across the country. This long-standing commitment reflects a deeply rooted industrial partnership in the U.S. market - contrary to portrayals suggesting a typical foreign investor.

About Beretta Holding S.A.

With roots dating back to 1526, Beretta Holding is a global family-owned industrial group operating through more than 50 subsidiaries and over 20 internationally recognized brands, with a strong manufacturing footprint in Europe and the United States supporting defense, law enforcement, hunting and shooting sports markets.

Important Additional Information and Where to Find It

The potential tender offer described above has not yet commenced. This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell shares of common stock, $1 par value per share (the “Common Stock”), of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”). If the tender offer is commenced, Beretta Holding S.A. (“Beretta Holding”) and/or one or more affiliates thereof will file a tender offer statement and related materials with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement with respect to such tender offer with the SEC.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY BERETTA HOLDING WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE FROM THE INFORMATION AGENT FOR THE TENDER OFFER.

Beretta Holding intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of the Company.

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Certain Information Concerning the Participants

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of Common Stock. As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all stockholders, employees and customers.

Forward-Looking Statements

This release may contain certain “forward-looking statements,” many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Beretta Holding. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Forward-looking statements in this document include, without limitation, statements regarding the planned completion of the offer. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees and customers; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the tender offer documents that would be filed by Beretta Holding if the tender offer is commenced and the Solicitation/Recommendation Statement that would be filed by the Company. Beretta Holding does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this release are qualified in their entirety by this cautionary statement.

Contacts

For Media:

Longacre Square Partners

beretta@longacresquare.com

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson, 212-257-1311

info@saratogaproxy.com

Item 3: Also on March 25, 2026, Beretta Holding sent the following email to subscribers of www.ReloadRuger.com:

Item 4: Also on March 25, 2026, Beretta Holding posted the following material to www.ReloadRuger.com:

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The potential tender offer described above has not yet commenced. This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell shares of common stock, $1 par value per share (the “Common Stock”), of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”). If the tender offer is commenced, Beretta Holding S.A. (“Beretta Holding”) and/or one or more affiliates thereof will file a tender offer statement and related materials with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement with respect to such tender offer with the SEC.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY BERETTA HOLDING WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE FROM THE INFORMATION AGENT FOR THE TENDER OFFER.

Beretta Holding intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of the Company.

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of Common Stock. As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all stockholders, employees and customers.